UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 6, 2006


                          RIDGEWOOD ENERGY L FUND, LLC
             (Exact name of registrant as specified on its charter)


         Delaware                    000-51267                  11-3719724
  (State of Incorporation)         (Commission                 (IRS Employer
                                    File Number)                ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.      Material Impairments

         On July 6, 2006, Ridgewood Energy L Fund, LLC (the "Company") was informed by its operator El Paso Corporation that the exploratory well being drilled by El Paso in the West Cameron 78/95 lease block did not have commercially productive quantities of either natural gas or oil and has therefore been deemed an unsuccessful well or dry-hole. The Company owns a 20% working interest in West Cameron 78/95.

         As a result of the dry-hole, the Company concluded that a material charge for impairment of its working interest in the West Cameron 78/95 lease block was required. In addition, the West Cameron 78/95 well will be abandoned. The abandonment and impairment will result in a charge of approximately $5,019,000 in the second quarter of 2006. The Company expects to receive approximately $1,200,000 of insurance proceeds from the cost of side-track operations to offset these dry-hole costs in future periods. The impairment is not expected to result in or require any further significant cash expenditures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    RIDGEWOOD ENERGY L FUND, LLC


Date: July 12, 2006                 By: /s/ Kathleen P. McSherry
                                        ----------------------------------------
                                            Kathleen P. McSherry
                                            Senior Vice President and
                                            Chief Financial Officer





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